Exhibit 10.2

LOAN AGREEMENT

This Loan Agreement (“Loan Agreement”) is made effective as of December 18, 2020, by and among Viewbix Inc., a company incorporated under the laws of the State of Delaware (the “Company”), and the lenders set forth in Schedule I hereto (each, a “Lender”, and collectively, the “Lenders”).

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	Amount of the Loan. The Lenders hereby undertake to provide to the Company loans, in the amounts set forth opposite each Lender’s name in Schedule I hereto, in one or more transactions, in the aggregate amount of up to US$69,900. The principal amount of the loan shall be referred to as the “Loan Principal” and the date hereof shall be “Date of Grant”.

2.	Interest. The Loan Principal shall bear an annual interest of 8% from the Date of Grant (the “Interest”, and the Loan Principal together with any accrued and unpaid interest, the “Holder Loan Amount”).

3.	Loan Repayment. The Principal Amount shall be repaid in one lump sum twelve (12) months following the Date of Grant.

4.	Interest Repayment. The Interest shall be paid to the Lenders within thirty (30) days of the Date of Grant in the form of shares of restricted stock of the Company, pursuant to which on such date the Company shall issue to the Lenders, in the aggregate, 559,200 shares of the Company’s common stock, par value $0.0001 per share (the “Restricted Stock”), representing a price per share of $0.01. The individual allocation of the Restricted Stock to the Lenders is set forth opposite the name of each Lender in Schedule I hereto.

4.1.	Restrictions on Restricted Stock. The Lenders understand that the shares of Restricted Stock shall be “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and may not be sold, pledged, assigned or transferred and must be held indefinitely in the absence of (i) an effective registration statement under the Securities Act and applicable state securities laws with respect thereto, or (ii) an opinion of counsel satisfactory to the Company that such registration is not required. The certificates for each of the shares of Common Stock shall bear the following or similar legend (in addition to such other restrictive legends as are required or deemed advisable under any applicable law or any other agreement to which the Company is a party):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

The Lenders consent to the Company making a notation on its records or giving instructions to any transfer agent of the shares of Restricted Stock in order to implement the restrictions on any such transfer set forth and described herein.

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5.	Events of Default. Notwithstanding the foregoing, the Holder Loan Amount will immediately become due and payable upon any Event of Default as defined herein. The occurrence of any of the following shall be an “Event of Default”:

	5.1.	In the event that the Company breaches the repayment provisions contained in Section 3 above, in which case such breach shall constitute a material breach and Lenders shall each be entitled to terminate this Loan Agreement provided that it first gives the Company written notice of such breach.

	5.2.	A receiver, administrator, liquidator, whether temporary or permanent, was appointed to the Company or its business or its property, all or part of it, which appointment was not canceled within 90 days;

	5.3.	The Company adopts a resolution for winding up or a winding up order has been issued against it, or a lien has been imposed over its assets or part of them and said lien has not been lifted within 30 days, or ceasing to conduct its business on a permanent basis; or

	5.4.	The Company ceases to be an SEC reporting company or fails to timely file any required periodic or annual reports with the SEC.

6.	Accounting Records. The books, accounting records and receipts of each of the Lenders obligate both sides to this Loan Agreement and will be used as conclusive proof against the Company with regard to moneys that the Company owes under this Loan Agreement and/or with regard to other details included in this Loan Agreement.

7.	Miscellaneous.

	7.1.	Entire Agreement. This Loan Agreement constitutes and contains the entire agreement of the parties with respect to the subject matter hereof, and supersedes any and all prior agreements regarding the subject matter hereof.

	7.2.	Governing Law. This Loan Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Loan Agreement shall be resolved in the competent court for Tel Aviv-Jaffa district, and each of the parties hereby submits irrevocably to the jurisdiction of such court.

	7.3.	Assignability. Neither the Company nor the Lender shall not have the right to assign its rights hereunder or any interest herein, without the prior written consent of the opposite party.

	7.4.	No Waiver; Amendments. This Loan Agreement may not be amended or modified except by written agreement between the Company and each of the Lenders, and no consent or waiver hereunder shall be valid unless in writing and signed by each of the Lenders. The failure of either party to require performance of any provision of this Loan Agreement shall not be construed as a waiver of that party’s rights to insist on performance of that same provision, or any other provision, at some other time. No right may be waived except in a writing signed by the party entitled to assert the right. The waiver by either party of any right created by this Loan Agreement in one or more instances shall not be construed as a further continuing waiver of such right or any other right created by this Loan Agreement.

	7.5.	Severability. If any provision of this Loan Agreement is held to be unenforceable for any reason, all other provisions of this Loan Agreement shall be deemed valid and enforceable to the full extent possible.

	7.6.	Notices. Any demand notice or communication under this Loan Agreement shall be in writing and shall be hand delivered or sent by registered mail return receipt requested to the party receiving such communication at the address specified herein or such other address as either party may in the future specify to the other party.

- Signature Page to Follow -

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IN WITNESS WHEREOF the parties have signed this Loan Agreement as of the date first set forth above.

VIEWBIX INC.

By
Name:
Title:

LENDER:

By
Name:
Title:

[Signature Page to Loan Agreement, December 18, 2020]

Schedule I